Exhibit 10.4

STOCK APPRECIATION RIGHT award AGREEMENT

for non-u.s. Grantees
UNDER THE Assembly Biosciences, INc.
2018 STOCK INCENTIVE PLAN

Name of Grantee:

No. of SARs:

Exercise Price per Share:

Grant Date:

Expiration Date:

Post-Termination Exercise Period	Except as provided in Section 2, Vested SARs may be exercised for up to 90 days after termination of Continuous Service.

Pursuant to the Assembly Biosciences, Inc. 2018 Stock Incentive Plan as amended through the date hereof (the "Plan"), Assembly Biosciences, Inc. (the "Company") hereby grants to the Grantee named above the number of SARs (as defined in the Plan) specified above. This Stock Appreciation Right Award Agreement for Non-U.S. Grantees (the "SAR Agreement"), including any special terms and conditions for the Grantee's country as set forth in the appendix attached hereto (the "Appendix," and together with the SAR Agreement, the "Agreement"), shall give the Grantee the right to exercise on or prior to the Expiration Date specified above all or part of the number of SARs specified above at the Exercise Price per Share specified above, and to receive a cash payment in accordance with Paragraph 2 of this SAR Agreement, subject to the terms and conditions set forth in the Agreement and in the Plan. Each of the SARs granted herein relates to the value of one share of Common Stock (as defined in the Plan).

Capitalized terms not defined herein but defined in the Plan have the same definitions as in the Plan.

1.             Exercisability Schedule. No portion of these SARs may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator to accelerate the exercisability schedule hereunder, these SARs shall be exercisable on the dates indicated below.

Incremental (Aggregate Number) of SARs Exercisable	Exercisability Date

[25% (25%)	First Anniversary of Grant Date
25% (50%)	Second Anniversary of Grant Date
25% (75%)	Third Anniversary of Grant Date
25% (100%)	Fourth Anniversary of Grant Date]

Once exercisable, these SARs shall continue to be exercisable at any time or times prior to the close of business (being 5 p.m. U.S. ET) on the Expiration Date, subject to the provisions hereof and of the Plan. The number of SARs that become exercisable on any exercisability date shall be rounded down to nearest whole number. Each installments shall take into effect prior rounding so that each annual installment including the last installment is approximately the same. Upon the termination of the Grantee's Continuous Service for any reason other than for Cause within 6 months following the occurrence of a Corporate Transaction, all unvested SARs shall immediately vest.

2.             Forfeiture of Stock Appreciation Rights. In the event the Grantee's Continuous Service terminates for any reason, the Grantee's right to vest in the SARs will cease as of the date of termination of the Grantee's Continuous Service, and any SARs that were not already exercisable on the date of such termination shall be forfeited on that date. Furthermore, the Grantee's Post-Termination Exercise Period will be measured by reference to the date of such termination in accordance with the Plan, provided, however, that in case the Grantee's Continuous Service terminates for Cause, the Grantee's right to exercise the SARs shall terminate immediately upon the date of the Grantee's termination of Continuous Service.

3.             Certain Tax Matters. Regardless of any action taken by the Company or, if different, the Related Entity employing the Grantee or to which the Grantee is otherwise providing services (the "Service Recipient"), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee's participation in the Plan and legally applicable to the Grantee or deemed by the Company or the Service Recipient, in their discretion, to be an appropriate charge to the Grantee even if legally applicable to the Company or the Service Recipient ("Tax-Related Items") is and remains the Grantee's responsibility and may exceed the amount actually withheld, if any, by the Company or the Service Recipient. The Grantee further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the SARs, including, but not limited to, the grant, vesting or exercise of the SARs and the receipt of any cash payment in settlement of the SARs; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the SARs to reduce or eliminate the Grantee's liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

The Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient, as applicable, prior to any relevant tax withholding event, to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

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(a)          withholding from the Grantee's wages or other cash compensation paid to the Grantee by the Company and/or the Service Recipient; or

(b)          withholding from the cash payment due to the Grantee upon exercise of the SARs.

The Company or Service Recipient may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in the Grantee's jurisdiction(s), in which case the Grantee may receive a refund of any over-withheld amount in cash.

Finally, the Grantee agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold as a result of the Grantee's participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the cash payment at exercise if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Section 3.

4.             Rights Prior to Exercisability. The SARs represent a right to payment in cash from the Company upon exercise if the conditions of this Agreement are met and do not give the Grantee ownership of any Common Stock. The Grantee shall not have any rights of a stockholder with respect to the shares of Common Stock underlying the SARs (including, without limitation, any voting rights or any right to dividends paid with respect to the shares of Common Stock underlying the SARs). No assets have been set aside by the Company or otherwise to pay the amounts promised by this Agreement, the right to payment is unsecured, and the Grantee is a general creditor of the Company for payment under this Agreement.

5.             Nature of Grant: In accepting the SARs, the Grantee understands, acknowledges and agrees that:

(a)          the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted in the Plan;

(b)          the grant of the SARs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of SARs, benefits in lieu of SARs or other Awards, even if SARs have been awarded in the past;

(c)          all decisions with respect to future awards of SARs or other Awards, if any, will be at the sole discretion of the Company;

(d)          the Grantee is voluntarily participating in the Plan;

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(e)          the grant of the SARs, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f)          unless otherwise agreed with the Company, the SARs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a director of a Related Entity;

(g)          the SARs, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(h)          no claim or entitlement to compensation or damages shall arise from forfeiture of the SARs resulting from the termination of the Grantee's Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or otherwise providing services or the terms of the Grantee's employment or service agreement, if any);

(i)          the future value of the shares of Common Stock underlying the SARs is unknown and cannot be predicted with certainty;

(j)          if the underlying shares of Common Stock do not increase in value, the SARs will have no value; and

(k)          neither the Company, the Service Recipient nor any other Related Entity will be liable for any foreign exchange rate fluctuation between the Grantee's local currency and the United States Dollar that may affect the value of the SARs or of any amounts due to the Grantee pursuant to the exercise of the SARs

6.             Data Privacy.

The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other SARs grant materials by and among, as applicable, the Service Recipient, the Company, and any other subsidiaries and affiliates of the Company for the exclusive purpose of implementing, administering and managing the Plan.

The Grantee understands that the Company and the Service Recipient may hold certain personal information about the Grantee, including, but not limited to, the Grantee's name, home address and telephone number, e-mail address, date of birth, social insurance number (to the extent permitted under applicable local law), passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of Company common stock or directorships held in the Company, details of all SARs or equivalent benefits awarded, cancelled, purchased, exercised, vested, unvested or outstanding in the Grantee's favor ("Data"), for the exclusive purpose of implementing, administering and managing the Plan.

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The Grantee understands that Data will be transferred to such service provider(s) as may be selected by the Company to assist with the implementation, administration and management of the Plan. The recipients of Data may be located in the United States or elsewhere, and each recipient's country may have different data privacy laws and protections than the Grantee's country. The Grantee may request a list with the names and addresses of any potential recipients of Data by contacting the Grantee's local human resources representative.

The Grantee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee's SARs, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom Grantee may elect to deposit any payment received upon exercise of the SARs. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee's participation in the Plan. The Grantee may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, without cost, by contacting the Grantee's local human resources representative. Further, the Grantee is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke consent, the Grantee's employment or service with the Service Recipient will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant SARs or other awards under the Plan to the Grantee or administer or maintain such awards. Therefore, the Grantee understand that refusing or withdrawing consent may affect the Grantee's ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Grantee may contact his or her local human resources representative.

7.             Investment Representation. The Grantee represents and warrants to the Company that the Grantee has read this Agreement carefully, and to the extent the Grantee believes it necessary, has discussed this Agreement and its impact and limitations upon the Grantee with counsel.

8.             No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee's participation in the Plan or the Grantee's exercise of the SARs. The Grantee understands and acknowledges that he or she should consult with his or her own personal tax, legal and financial advisors regarding the Grantee's participation in the Plan before taking any action related to the Plan.

9.             Transferability. The right to the SARs granted under this Agreement may not be sold, exchanged, transferred, pledged, hypothecated, encumbered or otherwise disposed of except as provided in the Plan. The Company shall have the right to assign to any of its affiliates any of its rights, or to delegate to any of its affiliates any of its obligations under this Agreement.

10.           Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

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11.           Gender and Number. All terms used in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

12.           Terms and Conditions of Plan. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan as in effect from time to time, such term or provision of the Plan shall control.

13.           Appendix. Notwithstanding any terms or conditions in this SAR Agreement, the SARs shall be subject to any special terms and conditions set forth in any Appendix for the Grantee's country. Moreover, if the Grantee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this SAR Agreement.

14.           Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee's participation in the Plan and the SARs to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

15.           Certain Remedies. Without intending to limit the remedies available to the Company, the Grantee agrees that damages at law will be an insufficient remedy in the event the Grantee violates the terms of this Agreement. The Grantee agrees that the Company may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of the provisions hereof.

16.           Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

17.           No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

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18.           Entire Agreement. This Agreement (including the Plan, which is incorporated herein by reference and all additional riders incorporated herein) sets forth all of the promises, agreements, conditions and understandings between the parties hereto with respect to the Award, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the SARs other than as set forth therein or herein. This Agreement supersedes and replaces any and all prior agreements between the parties hereto with respect to SARs. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the SARs. Subject to Section 14, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless approved in writing by both parties.

19.           Invalid or Unenforceable Provision. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

20.           Governing Law and Venue. This Agreement shall be construed and enforced in accordance with the laws of Delaware, without giving effect to principles of conflicts of laws. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the SARs or this Agreement, shall be brought and heard exclusively in the United States District Court for the District of Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

21.           No Right to Continued Service. Neither the Plan, nor this Agreement nor the granting or exercisability of the SARs shall confer upon the Grantee any right to be retained in Continuous Service, nor be interpreted as forming any employment or service contract with the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Service Recipient to terminate the Grantee's Continuous Service at any time.

22.           Language. The Grantee acknowledges and represents that he or she is proficient in the English language and understands the terms of this Agreement and any other document related to the Plan. If the Grantee has received this Agreement and/or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version in any way, the English version will control.

23.           Foreign Asset/Account Reporting Requirements and Exchange Controls. Certain foreign asset and/or foreign account reporting requirements and exchange controls may affect the Grantee's ability to acquire or hold cash received upon exercise of the SARs in a brokerage or bank account outside the Grantee's country. The Grantee may be required to report such accounts, assets or transactions to the tax or other authorities in the Grantee's country and/or to repatriate funds received as a result of participation in the Plan to the Grantee's country through a designated bank or broker within a certain time after receipt. It is the Grantee's responsibility to comply with such regulations, and the Grantee is advised to consult a personal legal advisor for any details.

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24.           Miscellaneous.

(a)          All decisions of the Board (or the Committee) with respect to the interpretation, construction and application of the Plan and/or this Agreement shall be conclusive and binding upon the Grantee and all other persons.

(b)          This Agreement has been drafted with the intent that payments (and the right to payments) under it are exempt from or comply with the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder applicable to nonqualified deferred compensation. This Agreement shall be interpreted in a manner consistent with such intent.

(c)          The Company may, in its sole discretion, decide to deliver any documents related to the SARs awarded under, and participation in, the Plan or future SARs that may be awarded under the Plan by electronic means or to request the Grantee's consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

(d)          This Agreement may be executed (including by electronic acceptance) in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

(e)          By accepting this Agreement, the Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the SARs subject to all of the terms and conditions of the Plan and this Agreement.

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Appendix

to

STOCK APPRECIATION RIGHT award AGREEMENT

for non-u.s. Grantees
UNDER THE Assembly Biosciences, INc.
2018 STOCK INCENTIVE PLAN

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the SAR Agreement to which this Appendix is attached.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the SARs granted to the Grantee under the Plan if the Grantee resides and/or works in one of the countries listed below.

If the Grantee is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the Grant Date or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to the Grantee.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which the Grantee should be aware with respect to the Grantee's participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information noted herein as the only source of information relating to the consequences of the Grantee's participation in the Plan because the information may be out of date by the time the Grantee exercises the SARs.

In addition, the information contained in this Appendix is general in nature and may not apply to the Grantee's particular situation, and the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation.

Finally, the Grantee understands that if he or she is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers to another country after the Grant Date, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to the Grantee in the same manner.

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CHINA

Terms and Conditions

The following provision shall apply to the Grantee if the Grantee is subject to exchange control restrictions in the People's Republic of China (the "PRC"), as determined by the Company in its sole discretion.

Payment of Cash Proceeds. Notwithstanding any terms and conditions of the SAR Agreement or the Plan, any cash payment made upon exercise of the SARs will be delivered to the Grantee by the Service Recipient through local payroll in the PRC, subject to any withholding obligation related to Tax-Related Items. In no event will payments be made to the Grantee into an account outside of the PRC.

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